Exhibit (a)(1)(B)

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

If you are in any doubt about that action to take, you should immediately consult your stockbroker, bank manager law accountant or other professional or investment advisor.

If you have sold all your Shares, please send this Form of Acceptance together with the accompanying documents as soon as possible to the Bidders or to the stockbroker, bank or other agent through whom the sale was affected for transmission to the Bidders.

This document should be read in conjunction with the U.S. Offer to Purchase dated September 11, 2008 (the “U.S. Offer to Purchase”). All the definitions used in the U.S. Offer to Purchase apply in this U.S. Form of Acceptance (the “Form”). All terms and conditions contained in the U.S. Offer to Purchase applicable to the U.S. Offer (as defined in the U.S. Offer to Purchase) for Shares are deemed to be incorporated in and form part of this Form.

U.S. FORM OF ACCEPTANCE
To Tender Class A Shares, Class B Shares,
Class C Shares and Class D Shares held by U.S. Persons
of

YPF Sociedad Anónima
Pursuant to the U.S. Offer to Purchase
dated September 11, 2008
by
Petersen Energía Inversora, S.A.,
Enrique Eskenazi,
Sebastián Eskenazi,
Matías Eskenazi Storey and
Ezequiel Eskenazi Storey

THIS FORM OF ACCEPTANCE OF THE U.S. OFFER MUST BE RECEIVED BY THE U.S. RECEIVING AGENT BY 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 20, 2008 UNLESS THE US. OFFER IS EXTENDED OR EARLIER TERMINATED.

The U.S. Receiving Agent is:

THE BANK OF NEW YORK MELLON

By Mail:	By Hand or Overnight or Courier:
BNY Mellon Shareowner Services	BNY Mellon Shareowner Services
Attn: Corporate Action Dept.	Attn: Corporate Action Dept., 27th Floor
P.O. Box 3301	480 Washington Boulevard
South Hackensack, NJ 07606	Jersey City, NJ 07310

THIS U.S. FORM OF ACCEPTANCE IS TO BE USED ONLY FOR TENDERING SHARES (AS DEFINED BELOW). DO NOT USE THIS U.S. FORM OF ACCEPTANCE FOR ANY OTHER PURPOSE.

Action to be taken to accept the U.S. Offer

Please read the detailed instructions on how to complete this Form. This Form should only be used to accept the U.S. Offer if you are a registered holder of Shares and you are a U.S. Person or holding for a U.S. Person. Shares beneficially owned or held of record by persons who are not U.S. Persons cannot be tendered pursuant to the U.S. Offer and can only be tendered pursuant to the concurrent Argentine Offer.

If you are a holder of ADSs, you will receive and should complete a Letter of Transmittal and related documents in accordance with the instructions set out therein.

If you wish to accept the U.S. Offer, please follow the instructions set forth in the U.S. Offer to Purchase and file this Form of Acceptance duly completed and signed, the Tender Certificate issued by Caja de Valores, and all other documentation that the U.S. Receiving Agent might request, with the U.S. Receiving Agent at the address indicated on the back cover of the U.S. Offer to Purchase, by no later than the Expiration Time on the Expiration Date, unless the U.S. Offer is extended.

Your acceptance of the U.S. Offer is on the terms and subject to the conditions contained in the U.S. Offer to Purchase and in this Form of Acceptance. In the event of an inconsistency between the terms and procedures in this Form of Acceptance and the U.S. Offer to Purchase, the terms and procedures in the U.S. Offer to Purchase shall govern.

If you have any questions as to how to complete this Form of Acceptance, please contact the U.S. Information Agent in the United States at 1-877-289-0143 (Toll-Free), from outside the United States at 1-201-680-5235, and banks and brokers at 1-201-680-5235.

Representations and Warranties

By signing this Form of Acceptance you agree that you irrevocably undertake, represent and warrant to and with the Bidders the following:

(a) the presentation of this Form of Acceptance constitutes (i) an acceptance of the U.S. Offer with respect to the number of Shares indicated herein, (ii) a commitment to present the Tender Certificate to the U.S. Receiving Agent as set forth in the U.S. Offer to Purchase and to present any other document and to take any other steps necessary to allow the Bidders to consummate the transfer of ownership of the Shares, subject to the terms and conditions established in the U.S. Offer to Purchase and in this Form of Acceptance, and (iii) with the exception of the withdrawal rights of the tendering holders of Shares, an irrevocable tender of the Shares in the U.S. Offer;

(b) you are the owner of the Shares indicated on this Form of Acceptance and you have full authority and rights to deliver, sell, and transfer such Shares and rights inherent hereto to the Bidders;

(c) the tendered Shares are tendered free and clear from all liens, titles, charges, privileges and/or encumbrances, and together with all the rights which they grant or may grant in the future, including the rights to vote and the right to receive any Distributions (as described in Section 2 of the U.S. Offer to Purchase);

(d) the presentation of this Form of Acceptance to the U.S. Receiving Agent constitutes an instruction (which shall become irrevocable after the Acceptance Date) to deliver to the Bidders the tendered Shares as of the Payment Date;

(e) the presentation of this Form of Acceptance constitutes (i) an instruction (which shall be irrevocable as from the Acceptance Date) to YPF, Caja de Valores, the U.S. Receiving Agent, and the Argentine Custodian, as applicable, to cause the registration and/or register the transfer of the tendered Shares in favor of the Bidders and to deliver to the Bidders a certificate of ownership of the tendered Shares (or constancia de saldo de cuentas) and/or other documents which prove ownership of such Shares, on the Payment Date; and (ii) a commitment (which shall be irrevocable as from the Acceptance Date) to present any other document and to take any other measure necessary to allow the Bidders to consummate the transfer of ownership of the Shares, pursuant to the terms and conditions set forth in the U.S. Offer to Purchase and in this Form of Acceptance;

(f) you undertake to ratify any and all of the acts or procedures that may be performed or effected by the Bidders or any of its directors or agents or YPF or any of its agents, as the case may be, in the exercise of any of its or their respective powers and/or authorizations in virtue hereof;

(g) you accept that the voting and any other rights attaching to the tendered Shares, may not be exercised by the you while the tendered Shares are deposited in the U.S. Tendered Shares Account;

(h) you accept that the Purchaser seeks to acquire the Securities together with all economic and voting rights, including rights to Distributions declared on or after the Commencement Date. Accordingly, you accept that if on or after the date hereof YPF should declare or pay any Distributions on, or issue any right with respect to, the Shares that are payable or distributable to stockholders of record on YPF’s stock transfer records of Shares on a date prior to the transfer to the name of the Purchaser of the tendered Shares, then (i) the Offer Price payable by the Bidders per Share in the U.S. Offer will be reduced to the extent such Distributions are payable in cash and (ii) any non-cash Distributions received and held by a tendering holder shall be required to be promptly remitted and transferred to the U.S. Receiving Agent for the account of the Purchaser accompanied by appropriate documents of transfer. Pending such remittance, Purchaser will be entitled to all rights and privileges, as owner of any such non-cash Distributions and may withhold the entire Offer Price or deduct from the Offer Price the amount or value thereof, as determined by Purchaser in its sole discretion;

(i) you grant a power of attorney in favor of the U.S. Receiving Agent and the Argentine Custodian to receive such notifications, documents, or other communications to be sent to the holders of the tendered Shares, to execute any documents necessary to receive and keep in custody the tendered Shares and to exercise all other rights attaching to the tendered Shares;

(j) you agree not to sell, assign, transfer, pledge or encumber in any manner the tendered Shares while they are deposited in the U.S. Tendered Shares Account and to keep the tendered Shares free and clear from any liens, charges, privileges and/or encumbrances, and not to exercise any of the rights appertaining thereto;

(k) you agree not to modify or close the cuenta comitente from which the tendered Shares were transferred while the Shares are deposited in the U.S. Tendered Shares Account;

(l) you have reviewed the U.S. Offer documents; you have not received from the U.S. Receiving Agent or the U.S. Information Agent any information or representations that are inconsistent with or differing from the information or representations contained in the U.S. Offer documents; and you decision to tender in the U.S. Offer has been based on your own analysis of YPF and of the U.S. Offer, including the benefits and risks involved therein and you have not received any type of legal, business, financial, tax, and/or any other type of advice from the Bidders, the U.S. Receiving Agent or the U.S. Information Agent and/or any of their parent, subsidiary, affiliated, or related entities;

(m) all the information contained in this Form of Acceptance is true and correct; and

(n) you are a U.S. Person or holding for a U.S. Person.

How to complete this Form	Please complete in BLOCK CAPITALS

Do not detach any part of this Form of Acceptance

1.	The U.S. Offer

To tender in the U.S. Offer write in Box 1 the total number of Shares which you wish tender in the U.S. Offer. If no number, or a number greater than your entire holding of Shares, is written in Box 1 and you have signed Box 2 the Bidders will deem that no Shares have been tendered. To accept the U.S. Offer complete boxes 1 and 3 and, if applicable, Box 4, and sign Box 2 below.

BOX 1
Depositante/Custodian	Cuenta Comitente	No. of Shares	Class of Shares
No.:	No.:
Name:	Name:

2.	Signatures

You must execute Box 2 and, in the case of a joint holding, arrange for the designated common representative to sign or, otherwise, all joint holders to do likewise. All signatures must be certified.

If you sign in a capacity other than that of a registered holder (e.g., under a Power-of-Attorney) please state the capacity in which you sign and send together with the Form of Acceptance an authorized copy of the Power-of-Attorney.

For the purposes of Section 1277 of the Argentine Civil Code, those holders or joint holders being married individuals, shall evidence the consent of their spouses in Box 2. Such consent may be granted by the spouses themselves or by a representative of the respective spouse, appointed through a special and sufficient Power-of-Attorney authorizing him/her to grant such consent for this transaction.

Sign at the appropriate spaces in Box 2 to accept the US. Offer.

BOX 2
Execution by Individuals	Execution by a company
Signed and delivered as a deed by	Executed and delivered as a deed by
In presence

(Name of record holder)

(Signature of record holder)	(Name of Company)

(Taxpayer ID or SSN)	(Taxpayer ID)

As evidence of the consent of the spouses in accordance with Section 1277 of the Civil Code:

Signature:

Full name:

(Representative) (Signature)
Capacity: (Spouse/Representative)

(Representative) (Signature)
(The space above should be used to certify as appropriate)

3.	Name(s) and address

Complete Box 3 with the full name and address of the sole or first named registered holder together with the names of all other joint holders (if any) in BLOCK CAPITALS.

Full name(s) and address

BOX 3
First registered holder	Joint registered holder	Joint registered holder
1 First name(s)	2 First name(s)	3 First name (s)
(Mr. Mrs. Miss. Title)	(Mr. Mrs. Miss. Title)	(Mr. Mrs. Miss. Title)
Last name:	Last name:	Last name:

Address	Address	Address

Zip code	Zip code	Zip code

Taxpayer ID or SSN:	Taxpayer ID or SSN:	Taxpayer ID or SSN:

As evidence of the consent of the spouses in accordance with Section 1277 of the Civil Code	As evidence of the consent of the spouses in accordance with Section 1277 of the Civil Code	As evidence of the consent of the spouses in accordance with Section 1277 of the Civil Code

Signature	Signature	Signature

Full name:	Full name:	Full name:

Capacity (Spouse/Representative)	Capacity (Spouse/Representative)	Capacity (Spouse/Representative)

Joint registered holder(s)
4 First name(s)	5 Corporation(s)
(Mr. Mrs. Miss. Title)
Last name:	Name:

Address	Address

Zip code	Zip code
Taxpayer ID or SSN:	Taxpayer ID:

As evidence of the consent of the spouses in accordance with Section 1277 of the Civil Code

Signature

Full name:

Capacity (Spouse/Representative)

4.	Payment.

Upon the compliance of all the terms and conditions set forth in the U.S. Offer, you hereby instruct the U.S. Receiving Agent to make the payment of consideration in respect of the tendered Shares (see Box No. 1) pursuant to the U.S. Offer by a check issued to the order of the person, and to be mailed to the address, indicated in Box 3 for the sole or first named registered holder.

Additional notes regarding the completion and submission of this Form of Acceptance.

The signatures as well as the identity and capacity of each holder of Shares must be independently certified before a Notary Public. The certification expense will be for the account of the tendering holder of Shares.

The Argentine Custodian shall maintain the Shares transferred into the U.S. Tendered Shares Account in custody in favor of both the Bidders and the tendering holder of Shares until the Payment Date, provided that (i) the tendering holder of Shares has not withdrawn his Shares, (ii) the tendering of the Shares was not defective, and (iii) the Offer remains in effect.